                                                                  Exhibit 10.5.2


          INDEX OF EXHIBITS TO THE AGREEMENT, DATED JANUARY 14, 2000,
    BY AND BETWEEN C AND C CARRIAGE MUSHROOM COMPANY AND QUINCY CORPORATION


1.       Schedules 1(d), 5(a)(i), 5(a)(iii), 5(a)(vi), 5(c), 5(d) and 6.1

2. Collective Bargaining Agreement between Quincy Corporation and United Farm Workers of America, AFL-CIO, dated July 20, 1999

3. Labor Resolution Agreement, dated January 14, 2000, by and among Quincy Corporation, and C And C Carriage Mushroom Company

4.       Schedules 7(e)(i), 7(e)(i)(A), 7(e)(i)(B), 7(e)(iii), 7(f)(ii),
         7(f)(v), 7(f)(vi), 7(f)(vii), 8(c), 14, 14(f) and 15(a)

5. Packaging and Marketing Proposal by C And C Carriage Mushroom Company, dated October 13, 1999, to Bob Weatherford, CFO, Quincy Corporation

6. Bill of Sale, dated January 14, 2000, with respect to the Assets as such term is defined in the Agreement

7. Certificate of President of C And C Carriage Mushroom Company, dated as of January 14, 2000, with respect to preambles and resolutions adopted by the Board of Directors of C And C Carriage Mushroom Company

8. Sylvan Foods, Inc. Certified Resolution of the Board of Directors, dated as of January 13, 2000

9. Agreement of Lease, dated as of January 14, 2000, by and between Quincy Corporation and C And C Carriage Mushroom Company

10. Labor Resolution Agreement, dated January 14, 2000, by and between Quincy Corporation and C And C Carriage Mushroom Company

11. Certificate of President of C And C Carriage Mushroom Company, dated January 14, 2000, with respect to buyer's compliance with obligations and conditions under the Agreement

12. First refusal letter from C And C Carriage Mushroom Company to Quincy Corporation and Sylvan Inc.

13. Landlord's Release and Waiver Agreement, dated January 27, 2000, by Quincy Corporation in favor of Wilmington Trust Company


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